Exhibit 10.53.2

FIRST AMENDMENT TO PURCHASE AGREEMENT

This First Amendment to Purchase Agreement (“Amendment”), is effective as of January 3, 2020 between CVH AIRWAYS, LLC, a Mississippi limited liability company, with an address of 6750 Poplar Avenue, Suite 107, Memphis, Tennessee 38138 (the “Seller”), and Lodging Fund REIT III OP, LP a Delaware limited partnership with an address of 1635 43rd South Street, Suite 205, Fargo, North Dakota 58103 (the “Buyer”), is made with reference to the following:

RECITALS

A.  Buyer and Seller (the “Parties” or “Party” as context requires) have entered into the Purchase Agreement was effective as November 5, 2019 for the sale of a hotel commonly known as Homewood Suites by Hilton Southaven located at 135 Homewood Drive, Southaven, Mississippi 38671 (the “Business”) together with all real and personal property in connection with the Business.

B.  Except as specifically modified by this Amendment, all other the provisions of the Purchase Agreement remain in full force and effect. Unless otherwise defined in this Amendment, capitalized terms have the meanings set forth in the Purchase Agreement.

AGREEMENT

1.   Incorporation of Recitals. The Recitals above constitute material and operative provisions in this Amendment, they are incorporated by reference.

2.   Closing Date. Section 17.1 of the Agreement is hereby replaced in its entirety to state:

17.1  Closing Date.  The Closing shall be held on or before January 31, 2020, and parties may close at and earlier date as agreed to by both Buyer and Seller.

3.   Miscellaneous.

3.1  Amendment. This Amendment and the Purchase Agreement will not be amended, altered, or terminated except by a writing executed by each Party.

3.2  Choice of Law. This Amendment and the Purchase Agreement shall be governed in all respects by the laws of the State of Mississippi.

3.3  Headings. The paragraph headings used in this Amendment are included solely for convenience.

3.4  Entire Agreement. This Amendment sets forth the entire understanding of the Parties as it relates to the subject matter contained herein.

3.5  Counterpart Execution; Facsimile Execution.

3.5.1  Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all counterparts, when taken together, will constitute one and the same agreement.

3.5.2    Facsimile Execution. The Parties agree that signatures on this Amendment may be delivered by facsimile in lieu of an original signature, and the parties agree to treat facsimile signatures as original signatures and agree to be bound by this provision.

The Parties have executed this Amendment on the following dates to be effective as of the Effective Date:

SELLER

CVH Airways, LLC
a Mississippi limited liability company

Dated: 1/3/2020	/s/ Stuart Cohen
	By:	Stuart Cohen
	Its:	Member

BUYER

Lodging Fund REIT III, OP, LP
a Delaware limited partnership

Dated: 1/3/2020	/s/ David Durell
	By:	David Durell
	Its:	Chief Acquisition Officer

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